Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Preferred Securities Fund
Nuveen NWQ Flexible Income Fund
Nuveen Gresham Diversified Commodity Strategy Fund
Nuveen Gresham Long/Short Commodity Strategy Fund

Each a series in Nuveen Investment Trust V

811-01979

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve new sub-advisory agreements, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members. The meeting was subsequently adjourned for Nuveen NWQ Flexible Income Fund to August 15 and September 19, 2014.


The results of the votes for the new Investment Management Agreement and Sub-Advisory Agreements and the fundamental investment policy changes were as follows:

<c> Nuveen Preferred
Securities Fund
<c> Nuveen NWQ
Flexible Income Fund
To approve a new investment
management agreement between
the Trust and Nuveen Fund
Advisors, LLC.


   For
          42,853,458
            1,319,519
   Against
               380,525
                 38,617
   Abstain
               777,450
                 53,876
   Broker Non-Votes
          13,207,492
               292,862
      Total
          57,218,925
            1,704,874



To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Nuveen Asset
Management, LLC or NWQ
Investment Management
Company, LLC


   For
          42,689,635
            1,317,602
   Against
               473,960
                 38,683
   Abstain
               847,836
                 55,727
   Broker Non-Votes
          13,207,494
               292,862
      Total
          57,218,925
            1,704,874
To approve revisions to the
fundamental policy related to the
 purchase and sale of
commodities.


   For
          42,575,657
            1,316,552
   Against
               520,142
                 42,488
   Abstain
               915,633
                 52,971
   Broker Non-Votes
          13,207,493
               292,863
      Total
          57,218,925
            1,704,874


<c> Nuveen  Gresham
Diversified Commodity
Strategy Fund
<c> Nuveen Gresham
Long/Short
Commodity Strategy
Fund
To approve a new investment
management agreement
between the Trust and Nuveen
 Fund Advisors, LLC.


   For
            1,726,315
               684,158
   Against
                        -
                        -
   Abstain
                        -
                        -
   Broker Non-Votes
               127,018
                   6,877
      Total
            1,853,333
               691,035



To approve a new sub-advisory
 agreement between Nuveen
Fund Advisors and each
Fund s sub-advisor(s) as
follows:


   a. Nuveen Fund Advisors and
 Nuveen Asset Management,
LLC


   For
            1,726,315
               684,158
   Against
                        -
                        -
   Abstain
                        -
                        -
   Broker Non-Votes
               127,018
                   6,877
      Total
            1,853,333
               691,035



   b. Nuveen Fund Advisors
and Gresham Investment
Management LLC


   For
            1,726,315
               684,158
   Against
                        -
                        -
   Abstain
                        -
                        -
   Broker Non-Votes
               127,018
                   6,877
      Total
            1,853,333
               691,035



To approve revisions to the
fundamental policy related to
 the purchase and sale of
commodities.


   For
            1,726,315
               684,158
   Against
                        -
                        -
   Abstain
                        -
                        -
   Broker Non-Votes
               127,018
                   6,877
      Total
            1,853,333
               691,035



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240352.